Exhibit 10.1

                                  ADDENDUM IX
                                       TO
                        SPRINT PCS MANAGEMENT AGREEMENT


Manager:          Southwest PCS, L.P.

Service Areas:    Oklahoma                Oklahoma City #329
                  --------                  (Service Area is limited)
                                          Tulsa #448
                                            (Service Area is limited)
                                          Lawton-Duncan #248
                                          Muskogee #311
                                          Enid #130
                                          Ardmore #019
                                          Stillwater #433
                                          Ada #004
                                          McAlester #267
                                          Ponca City #354
                                          Bartlesville #031

                  Kansas                  Salina #396
                  ------                  Hutchinson #200
                                            (Service area is limited)
                                          Manhattan #275
                                          Emporia #129

                  Arkansas                Fort Smith #153
                  --------                Fayetteville #140
                                          Little Rock #257
                                            (Service Area is limited)
                                          Russellville #387

                  Texas                   Wichita Falls #473
                  -----

         This Addendum IX (this "Addendum"), dated as of December 2, 2005, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of July 10, 1998, by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I dated July 10, 1998, Addendum II dated April 30, 1999, Addendum III dated March 7, 2001, Addendum IV dated March 30, 2001, Addendum V dated September 12, 2003, Addendum VI dated March 26, 2004, Addendum VII dated June 14, 2004 and Addendum VIII dated December 23, 2004 (the Sprint PCS Management Agreement, as amended, being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made in this Addendum, the Management Agreement continues in full force and effect.

         The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements and the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark Licenses Agreements, the Schedule of Definitions, and all prior addenda (as defined below) continue in full force and effect, except for express modifications made in this Addendum.

         Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

The Management Agreement is modified as follows:

1. Sprint PCS/Panhandle Agreements. WirelessCo anticipates entering into a Strategic Roaming Agreement (the "SRA"), a CDMA Buildout Agreement (the "Buildout Agreement"), a Spectrum Manager Lease Agreement ("Spectrum Lease") and a License Purchase Agreement (the "LPA" and, together with the SRA, the Buildout Agreement and the Spectrum Lease, the "Panhandle SRA Agreements"), each dated 12/5/05, with Panhandle Telecommunications Systems, Inc., an Oklahoma corporation ("Panhandle"), whereby Panhandle would lease and subsequently purchase certain FCC licensed spectrum from WirelessCo and agree to construct and operate a CDMA/1xRTT System in the portions of Oklahoma and Texas described in Schedule 1A to the SRA (the "Panhandle SRA Market") and to provide CDMA/1xRTT roaming services to Sprint PCS and certain of its Managers/Affiliates in the Panhandle SRA Market. A CDMA/IxRTT System is defined to mean a mobile wireless communications system that uses a wireless communications technology that combines CDMA for voice and the form of CDMA technology designed to support data transmission speeds up to 144 kilobytes per second for data and evolutions of that technology, utilizing the 800MHz and 1900 MHz frequency bands. Prior to the date of this Addendum, WirelessCo has delivered to Manager true and correct copies of the final form of each of the Panhandle SRA Agreements (with monetary terms redacted only in the LPA). Each party agrees to deliver to the other party true and correct copies of any agreements that they may enter into with Panhandle or any amendments to existing agreements relating to wireless coverage provided by Panhandle in the Panhandle SRA Market within 60 days after the agreements or amendments are entered into. The Panhandle SRA Market includes the portion of the Service Area described in the attached Exhibit A (the "Overlap Area"). The SRA provides for, among other things, special reciprocal roaming rates for Manager in the Panhandle SRA Market and special reciprocal roaming rates for Panhandle in that portion of the Service Area described in the attached Exhibit B (collectively, the "Special Rate Area"). The special roaming rates applicable to the Special Rate Area will apply only to customers of Panhandle with an NPA-NXX assigned to the Panhandle SRA Market and "Sprint PCS Customers" (as such terms are defined in the SRA) with an NPA-NXX assigned to the Special Rate Area (collectively, "Special Roaming Rate Customers"). The transactions contemplated by the SRA are referred to in this letter as the "Panhandle Transactions." Subject to the terms and conditions contained in this Addendum, Manager consents to the Panhandle Transactions.

2. Sale of Spectrum. Sprint PCS and Manager disagree on whether WirelessCo may sell, lease or otherwise dispose of FCC licensed spectrum in the Service Area without the consent of Manager, but both wish to proceed with or consent to the Panhandle Transactions to the extent and on the terms described in this Addendum. Manager consents to the lease and subsequent sale of 10 MHz of FCC-licensed spectrum to Panhandle in that portion of MTA 046 described in the LPA.

3. Future Build-Out Requirements. As a condition to entering into the SRA with WirelessCo, Panhandle has required that Sprint PCS and Manager each agree not to build out a CDMA/IxRTT System in the portion of the Sprint PCS Network within the Panhandle SRA Market during the term of the SRA, which portion includes the Overlap Area but which does not include any other portion of the Service Area. Subject to the conditions contained in Paragraph 5 of this Addendum in the case of Manager, Sprint Spectrum and Manager each consents to the other party entering into an agreement with Panhandle not to build out or cause any other person or entity to build out the Sprint PCS Network in the Overlap Area during the term of the SRA; provided, however, that Manager's consent contained in this Paragraph 3 shall expire on the earliest of (i) the fifth anniversary of the In-Service Date (as defined in the SRA), or (ii) the expiration of termination of the SRA During the term of the SRA, (a) Sprint PCS may not include any portion of the Overlap Area in any notice to build out New Coverage under Section 2.5 of the Management Agreement; (b) Manager may not request Sprint PCS' consent to amend the Build-out Plan to include any portions of the Overlap Area; and (c) Alamosa is released from any obligation that Alamosa may have to build out coverage in the Overlap Area.

4. Roaming Indicator Light. Panhandle has required that where technically feasible (as determined by WirelessCo in its sole discretion), "Sprint PCS Customers" and "End Users" (as such terms are defined in the SRA) will have the roaming indicator light of the handset of the Sprint PCS Customer or End User turned off while seeking coverage in and utilizing the Panhandle SRA Market. Manager consents to the roaming indicator light being turned off in the manner described in the preceding sentence.

5. Suspension of Manager Obligations. During the time period in which Manager's consent is in effect, Manager will not be obligated to (a) distribute Sprint PCS Products and Services in the Overlap Area, (b) establish distribution channels in the Overlap Area, or (c) conduct advertising and promotion activities in the Overlap Area. No failure of Manager to comply with any Program Requirement or other Sprint PCS guideline, standard or specification will result in a default under the Management Agreement to the extent that any such failure results from any problem with or condition caused by the Panhandle network.

6.   Restrictions on Amendments to Panhandle Transactions. Without
Manager's prior written consent, WirelessCo will not (a) enter into any new agreement with Panhandle or enter into any amendment of, or give its consent under, any proposed or existing agreement with Panhandle, including without limitation, the Panhandle SRA Agreements if a result of such new agreement, amendment or consent would be to (1) change the special roaming rate applicable to the Special Rate Area or to change the location of the Special Rate Area;
(2) extend the term for which the special roaming rates applicable to the Special Rate Area will remain in effect; or (3) expand the Panhandle SRA Market or the Overlap Area to include any portion of the Service Area except that portion of the Service Area that is included within the Overlap Area on the date of this Addendum; (b) update the list of BID's set forth on Schedule 1B to the SRA to include additional BID's served by the Alamosa Oklahoma City switch or the Alamosa Lubbock switch that are not expressly included in such list as of the date of this Addendum; or (c) consent to or otherwise allow the term of the SRA or the Buildout Agreement to extend beyond the fifth anniversary of the In-Service Date (as defined in the SRA).

7. No Admissions. Nothing contained in the Addendum will constitute any admission by either party as to whether Sprint PCS may enter into or consummate the Panhandle Transactions or enter into or consummate any other similar agreements without Manager's consent.

8. Counterparts. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective authorized officers as of the date and year first above written.

                        SPRINT SPECTRUM L.P.

                        By:  /s/ Steven M. Nielsen
                             ---------------------------------------------------
                             Steven M. Nielsen
                             Senior Vice President and Chief Integration Officer


                        WIRELESSCO, L.P.

                        By:  /s/ Steven M. Nielsen
                             ---------------------------------------------------
                             Steven M. Nielsen
                             Senior Vice President and Chief Integration Officer


                        SPRINTCOM, INC.

                        By:  /s/ Steven M. Nielsen
                             ---------------------------------------------------
                             Steven M. Nielsen
                             Senior Vice President and Chief Integration Officer

                        SPRINT COMMUNICATIONS COMPANY, L.P.

                        By:  /s/ John A. Garcia
                            -------------------------------------
                             Name:   John A. Garcia
                             Title:  Senior Vice President


                        SOUTHWEST PCS, L.P.
                        an Oklahoma limited partnership

                        By:  SWGP, L.L.C.
                             an Oklahoma limited liability company,
                             as its general partner

                        By:  /s/ David E. Sharbutt
                            -------------------------------------
                             David E. Sharbutt
                             Manager